Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces First Quarter 2021 Results Including 20% Total Revenue Growth, GAAP Net Income After Tax of $425,248

Strong First Quarter Marked by Robust Product Revenue Growth, and Significant Customer Expansions, Net Income, New Customer Sales, and New Product Expansion

•104% year-over-year increase in product revenue
•185% year-over-year increase in new customer billings
•$425,248 in net income, versus a $719,840 net loss in Q1 2020

AUSTIN, TEXAS (May 5, 2021) - FalconStor Software, Inc. (OTCQB: FALC), a trusted data protection leader modernizing backup and archival solutions for the multi-cloud world, today announced financial results for its first quarter of fiscal year 2021, which ended on March 31, 2021, recording solid product revenue growth, significant customer expansions and continuing profitability of $425,248.

“We continue to make good progress against our strategic plans to reinvent FalconStor, enhance the value we deliver to our customers, and innovate within the cloud-based data protection market,” said Todd Brooks, FalconStor CEO. “During the first quarter, we continued to stabilize growth as we delivered a 20% year-over-year increase in total revenue. Our growth was driven by a 104% year-over-year increase in product revenue, which continues to reflect our shift to a subscription model and growth in new customer wins. Over the next year, we expect our year-over-year revenue growth to continue to stabilize as our sales pipeline becomes more predictable, and we expand our markets.”

“Migration to the cloud, data center rationalization and infrastructure optimization are top priorities for enterprise CIOs in the post-pandemic world, and FalconStor plays a vital role in each,” added Brooks. “As the economy continues to recover, we will continue to work with enterprises and managed service providers to modernize backup and archival solutions software for the cloud era, reducing the cost and complexity of leveraging the cloud while improving essential data portability and security, including protection against ransomware attacks.”

First Quarter 2021 Financial Results

•Product Revenue: 104% product revenue growth to $2.1 million, compared to $1.05 million in the first quarter of fiscal year 2020
•New Customer Billings: $3.2 million, compared to $1.1 million in first quarter of fiscal year 2020
•Total Revenue: $3.8 million, compared to $3.2 million in first quarter of fiscal year 2020
•Total Cost of Revenue: $0.6 million, compared to $0.5 million in first quarter of fiscal year 2020
•Total Operating Expenses: $3.2 million, compared to $3.0 million in first quarter of fiscal year 2020
•GAAP Net Income (Loss): $0.4 million, compared to $(0.7) million in first quarter of fiscal year 2020
•Ending Cash: $2.0 million, compared to $1.0 million in first quarter of fiscal year 2020

First Quarter 2021 Business Highlights

•Delivered updates to our next-generation long-term data retention and recovery technology in StorSafe, built with a bridge to all industry-leading public clouds for long-term archival optimization, including AWS, Microsoft Azure, IBM Cloud, and Wasabi
•Continued to demonstrate enterprise scalability of our product, including expansion to 3 petabytes of data across 8 nodes and multiple data centers for a large government institution
•Continued our win trajectory in IBM environments, specifically IBM I and AS/400 system implementations

•Continued to deliver additional multi-tenant capabilities to enable managed service providers to better serve their clients

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor and Brad Wolfe, Chief Financial Officer, FalconStor

WHEN: Wednesday, May 5, 2021, 4:00 P.M. Central Time

To register for our earnings call, please click the following link:

FALCONSTOR FIRST QUARTER 2021 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://attendee.gotowebinar.com/register/7579497014553976332

Conference Call:
Please dial the following if you would like to interact with and ask questions to FalconStor hosts:
Toll Free: 1-866-901-6455
Access Code: 867-930-041

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our reconciliation of GAAP to Non-GAAP financial measures presented in this release.

About FalconStor Software

FalconStor is a data protection technology company enabling enterprises to modernize their data backup and archival operations across multiple sites and public clouds. We deliver increased data security and provide fast recovery from ransomware attacks, while driving down an enterprise’s data storage footprint by up to 90%. As an established technology leader with 47 patents and patent applications, we have over an exabyte of data under management and offer products that are used by more than 600 enterprise customers. Our products are offered through and supported by a worldwide network of leading service providers, systems integrators, resellers, managed services providers (“MSPs”) and original equipment manufacturers (“OEMs”). To learn more, visit www.falconstor.com and stay connected with us on YouTube, Twitter, and LinkedIn.

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:

Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

CONTACT US AROUND THE GLOBE

Corporate Headquarters	Europe Headquarters
701 Brazos Street	Rosa-Bavarese-Straße 3
Suite 400	80639 Munich, Germany
Austin, Texas 78701	Tel: +49 (0) 89.41615321.10
Tel: +1.631.777.5188	salesemea@falconstor.com
salesinfo@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,020,989	$1,920,656
Accounts receivable, net	2,954,033	2,836,571
Prepaid expenses and other current assets	2,063,111	1,837,596
Contract assets, net	380,119	254,483
Inventory	15,061	15,275
Total current assets	7,433,313	6,864,581
Property and equipment, net	196,630	197,020
Operating lease right-of-use assets	202,495	536,272
Deferred tax assets, net	312,342	330,552
Software development costs, net	17,639	19,278
Other assets, net	862,515	863,964
Goodwill	4,150,339	4,150,339
Other intangible assets, net	84,052	100,134
Contract assets	188,119	343,934
Total assets	$13,447,444	$13,406,074
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$917,570	$453,791
Accrued expenses	2,374,705	2,293,765
Operating lease liabilities	235,962	665,074
Short-term loan, net of debt issuance costs and discounts	3,396,568	3,320,863
Deferred revenue, net	4,151,083	4,603,270
Total current liabilities	11,075,888	11,336,763
Other long-term liabilities	698,323	703,889
Notes payable, net	—	754,000
Operating lease liabilities	—	—
Deferred tax liabilities, net	520,905	513,027
Deferred revenue, net	2,303,675	1,765,859
Total liabilities	14,598,791	15,073,538
Commitments and contingencies
Series A redeemable convertible preferred stock	13,415,006	12,940,722
Total stockholders' deficit	(14,566,353)	(14,608,186)
Total liabilities and stockholders' deficit	$13,447,444	$13,406,074

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product revenue	$2,139,729	$1,048,963
Support and services revenue	1,688,597	2,131,224
Total revenue	3,828,326	3,180,187
Cost of revenue:
Product	222,834	139,460
Support and service	426,173	407,920
Total cost of revenue	649,007	547,380
Gross profit	$3,179,319	$2,632,807
Operating expenses:
Research and development costs	659,940	674,924
Selling and marketing	1,396,640	981,191
General and administrative	837,867	1,093,169
Restructuring costs	302,313	287,460
Total operating expenses	3,196,760	3,036,744
Operating income (loss)	(17,441)	(403,937)
Gain on debt extinguishment	754,000	—
Interest and other expense	(266,695)	(245,839)
Income (loss) before income taxes	469,864	(649,776)
Income tax expense (benefit)	44,616	70,064
Net income (loss)	$425,248	$(719,840)
Less: Accrual of Series A redeemable convertible preferred stock dividends	277,170	285,760
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	197,114	26,090
Net income (loss) attributable to common stockholders	$(49,036)	$(1,031,690)
Basic net income (loss) per share attributable to common stockholders	$(0.01)	$(0.17)
Diluted net income (loss) per share attributable to common stockholders	$(0.01)	$(0.17)
Weighted average basic shares outstanding	5,949,463	5,919,643
Weighted average diluted shares outstanding	5,949,463	5,919,643

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP income (loss) from operations	$(17,441)	$(403,937)
Non-cash stock option expense (1)	$4,471	$4,510
Restructuring costs (3)	302,313	287,460
Non-GAAP income (loss) from operations	$289,343	$(111,967)

GAAP net income (loss) attributable to common stockholders	$(49,036)	$(1,031,690)
Non-cash stock option expense, net of income taxes (2)	4,471	4,510
Restructuring costs (3)	302,313	287,460
Effects of Series A redeemable convertible preferred stock (4)	474,284	311,850
Non-GAAP net income (loss) attributable to common stockholders	$732,032	$(427,870)

GAAP gross margin	83%	83%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin	83%	83%

GAAP gross margin - Product	90%	87%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	90%	87%

GAAP gross margin - Support and Service	75%	81%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Support and Service	75%	81%

GAAP operating margin	—%	(13%)
Non-cash stock option expense (1)	—%	—%
Restructuring costs (3)	8%	9%
Non-GAAP operating margin	8%	(4%)

GAAP Basic EPS	$(0.01)	$(0.17)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00
Restructuring costs (3)	0.05	0.05
Effects of Series A redeemable convertible preferred stock (4)	0.08	0.05
Non-GAAP Basic EPS	$0.12	$(0.07)

GAAP Diluted EPS	$(0.01)	$(0.17)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00
Restructuring costs (3)	0.05	0.05
Effects of Series A redeemable convertible preferred stock (4)	0.08	0.05
Non-GAAP Diluted EPS	$0.12	$(0.07)

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,949,463	5,919,643
Weighted average diluted shares outstanding (GAAP)	5,949,463	5,919,643
Weighted average diluted shares outstanding (Non-GAAP)	5,972,288	5,919,643

Footnotes:
(1)Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2021	2020
Cost of revenue - Product	$227	$—
Cost of revenue - Support and Service	181	103
Research and development costs	—	428
Selling and marketing	2,677	184
General and administrative	1,386	3,795
Total non-cash stock based compensation expense	$4,471	$4,510

(2)Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three months ended March 31, 2021 and 2020, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)Represents restructuring costs which were incurred during each respective period presented.

(4)Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)Represents the impact of an increase in diluted shares outstanding resulting from Non-GAAP adjustments to a GAAP net loss in the three months ended March 31, 2020.